Exhibit 99.1

P R E S S A N N O U N C E M E N T

Progress Software Reports Fourth Quarter 2025 and Full Year Results

Revenue of $253 Million Grew 18% Year-over-Year
Annualized Recurring Revenue ("ARR") of $852 Million Grew 2% Year-over-Year

BURLINGTON, Mass., Jan. 20, 2026 — Progress Software (Nasdaq: PRGS), the trusted provider of AI-powered digital experience and infrastructure software, today announced financial results for its fiscal fourth quarter and fiscal year ended November 30, 2025.

Fourth Quarter 2025 Highlights:

•Revenue of $253 million increased 18% year-over-year on an actual currency basis and 16% on a constant currency basis.
•Annualized Recurring Revenue ("ARR") of $852 million increased 2% year-over-year on a constant currency basis.
•Operating margin was 15% and non-GAAP operating margin was 38%.
•Diluted earnings per share was $0.59 compared to $0.03 in the same quarter last year.
•Non-GAAP diluted earnings per share was $1.51 compared to $1.33 in the same quarter last year.

"2025 was our strongest year ever for Progress as we continue to execute on our long-term Total Growth strategy to invest and innovate, acquire and integrate, and drive customer success," said Yogesh Gupta, CEO at Progress Software. "Our results for the year were driven by the completion of our ShareFile integration along with the strong performance across our overall product portfolio, increasingly propelled by our customers' AI projects. Net Retention of 100% demonstrates the relevance of our products in an AI-driven world for businesses of all sizes."

Additional financial highlights included:

	Three Months Ended
	GAAP			Non-GAAP
(in thousands, except percentages and per share amounts)	November 30, 2025	November 30, 2024	% Change	November 30, 2025	November 30, 2024	% Change
Revenue	$252,666	$214,961	18%	$252,666	$214,961	18%
Income from operations	$38,374	$21,500	78%	$96,272	$80,510	20%
Operating margin	15%	10%	500bps	38%	37%	100 bps
Net income	$25,745	$1,147	2,145%	$65,476	$59,977	9%
Diluted earnings per share	$0.59	$0.03	1,867%	$1.51	$1.33	14%
Cash from operations (GAAP) / Adjusted free cash flow (non-GAAP) / Unlevered free cash flow (non-GAAP)	$62,798	$19,651	220%	$62,099	$18,087	243%
				$75,671	$27,072	180%

See Important Information Regarding Non-GAAP Financial Measures, Liquidity Measures, and Select Performance Metrics and a reconciliation of non-GAAP adjustments to Progress' GAAP financial results at the end of this press release.

Other fiscal fourth quarter 2025 metrics and recent results included:

•Cash and cash equivalents were $95 million at the end of the quarter.
•Days sales outstanding was 73 days compared to 67 days in the fiscal fourth quarter of 2024, and 55 days in the fiscal third quarter of 2025.
•On September 23, 2025, our Board of Directors increased our share repurchase authorization by $200.0 million to $242.2 million.

Anthony Folger, Progress CFO, said: "Q4'25 was the capstone of an outstanding year for Progress. We're starting FY26 with solid operating momentum, a stronger balance sheet, and a positive outlook for continued ARR growth."

Full Year Results

	Fiscal Year Ended
	GAAP			Non-GAAP
(in thousands, except percentages and per share amounts)	November 30, 2025	November 30, 2024	% Change	November 30, 2025	November 30, 2024	% Change
Revenue	$977,831	$753,409	30%	$977,831	$753,409	30%
Income from operations	$153,290	$124,003	24%	$384,751	$298,475	29%
Operating margin	16%	16%	0 bps	39%	40%	(100) bps
Net income	$73,133	$68,438	7%	$251,943	$219,020	15%
Diluted earnings per share	$1.66	$1.54	8%	$5.72	$4.93	16%
Cash from operations (GAAP) /Adjusted free cash flow (non-GAAP) / Unlevered free cash flow (non-GAAP)	$235,187	$211,494	11%	$246,806	$211,889	16%
				$303,820	$237,979	28%

2026 Business Outlook

Progress provides the following guidance for the fiscal year ending November 30, 2026 and the fiscal first quarter ending February 28, 2026, together with actual results for the same periods in the fiscal year ending November 30, 2025:

	FY 2026 Guidance		FY 2025 Actual
(in millions, except percentages and per share amounts)	FY 2026 GAAP	FY 2026 Non-GAAP	FY 2025 GAAP	FY 2025 Non-GAAP
Revenue	$986 - $1,000	$986 - $1,000	$978	$978
Diluted earnings per share	$1.74 - $1.91	$5.82 - $5.96	$1.66	$5.72
Operating margin	16% - 17%	39%	16%	39%
Cash from operations (GAAP) / Adjusted free cash flow (non-GAAP) / Unlevered free cash flow (non-GAAP)	$263 - $277	$260 - $274	$235	$247
		$313 - $326		$304
Effective tax rate	21%	20%	10%	20%

	Q1 2026 Guidance		Q1 2025 Actual
(in millions, except per share amounts)	Q1 2026 GAAP	Q1 2026 Non-GAAP	Q1 2025 GAAP	Q1 2025 Non-GAAP
Revenue	$244 - $250	$244 - $250	$238	$238
Diluted earnings per share	$0.47 - $0.53	$1.56 - $1.62	$0.24	$1.31

Based on current exchange rates, the expected positive currency translation impact on our:

•Fiscal year 2026 business outlook compared to 2025 exchange rates is approximately $6.7 million on revenue.
•GAAP and non-GAAP diluted earnings per share for fiscal year 2026 is approximately $0.05.
•Fiscal Q1 2026 business outlook compared to 2025 exchange rates is approximately $4.7 million on revenue.
•GAAP and non-GAAP diluted earnings per share for fiscal Q1 2026 is approximately $0.03.

To the extent that there are changes in exchange rates versus the current environment and/or our expectations, this may have an impact on Progress' business outlook.

Conference Call

Progress will hold a conference call to review its financial results for the fiscal fourth quarter of 2025 at 5:00 p.m. ET on Tuesday, January 20, 2026. Participants must register for the conference call here: https://register-conf.media-server.com/register/BI5f002816972a430a8a6aa3fdcb67095a. The webcast can be accessed at: https://edge.media-server.com/mmc/p/m4s32hiz. The conference call will include comments followed by questions and answers. Attendees must register for the webcast and an archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

About Progress

Progress Software (Nasdaq: PRGS) empowers organizations to achieve transformational success in the face of disruptive change. Our software enables our customers to develop, deploy and manage responsible AI-powered applications and personalized digital experiences with agility and ease. Businesses of all sizes get a trusted provider in Progress, with the products, expertise and vision they need to turn AI disruption into a competitive advantage. Millions of developers and technologists at hundreds of thousands of organizations depend on Progress every day. Learn more at www.progress.com.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

Investor Contact:	Press Contact:
Michael Micciche	Jeff Young
Progress Software	Progress Software
+1 781 850 8450	+1 781 280 4000
Investor-Relations@progress.com	PR@progress.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Fiscal Year Ended
(in thousands, except per share data)	November 30, 2025	November 30, 2024	% Change	November 30, 2025	November 30, 2024	% Change
Revenue:
Software licenses	$65,210	$73,402	(11)%	$237,887	$249,331	(5)%
Maintenance, SaaS, and professional services	187,456	141,559	32%	739,944	504,078	47%
Total revenue	252,666	214,961	18%	977,831	753,409	30%
Costs of revenue:
Cost of software licenses	3,860	3,014	28%	12,605	10,942	15%
Cost of maintenance, SaaS, and professional services	33,183	25,866	28%	133,750	90,318	48%
Amortization of acquired intangibles	9,483	7,658	24%	41,226	29,222	41%
Total costs of revenue	46,526	36,538	27%	187,581	130,482	44%
Gross profit	206,140	178,423	16%	790,250	622,927	27%
Operating expenses:
Sales and marketing	58,190	50,429	15%	211,013	164,570	28%
Product development	49,888	41,199	21%	192,265	146,342	31%
General and administrative	28,647	25,688	12%	108,215	89,518	21%
Amortization of acquired intangibles	25,980	17,775	46%	104,266	65,290	60%
Restructuring expenses	4,130	7,146	(42)%	13,109	10,454	25%
Acquisition-related expenses	282	13,995	(98)%	5,317	17,109	(69)%
Cyber vulnerability response expenses, net	649	691	(6)%	2,775	5,641	(51)%
Total operating expenses	167,766	156,923	7%	636,960	498,924	28%
Income from operations	38,374	21,500	78%	153,290	124,003	24%
Other expense, net	(16,118)	(9,250)	(74)%	(71,662)	(29,739)	(141)%
Income before income taxes	22,256	12,250	82%	81,628	94,264	(13)%
(Benefit) provision for income taxes	(3,489)	11,103	(131)%	8,495	25,826	(67)%
Net income	$25,745	$1,147	2,145%	$73,133	$68,438	7%

Earnings per share:
Basic	$0.60	$0.03	1,900%	$1.70	$1.58	8%
Diluted	$0.59	$0.03	1,867%	$1.66	$1.54	8%
Weighted average shares outstanding:
Basic	42,686	43,183	(1)%	42,996	43,268	(1)%
Diluted	43,314	45,208	(4)%	44,019	44,427	(1)%

Cash dividends declared per common share	$—	$—	*	$—	$0.525	*
*Not meaningful

Stock-based compensation is included in the condensed consolidated statements of operations, as follows:
Cost of revenue	$1,577	$808	95%	$5,818	$3,540	64%
Sales and marketing	3,307	2,025	63%	13,277	8,964	48%
Product development	5,307	3,296	61%	19,410	13,551	43%
General and administrative	7,183	5,616	28%	26,263	20,701	27%
Total	$17,374	$11,745	48%	$64,768	$46,756	39%

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	November 30, 2025	November 30, 2024
Assets
Current assets:
Cash and cash equivalents	$94,807	$118,077
Accounts receivable, net	195,783	163,575
Unbilled receivables, current portion	46,599	34,672
Other current assets	62,776	52,489
Total current assets	399,965	368,813
Property and equipment, net	13,694	13,746
Goodwill and intangible assets, net	1,893,082	2,015,748
Right-of-use lease assets	25,842	30,894
Unbilled receivables, non-current portion	29,950	28,893
Other assets	95,125	68,872
Total assets	$2,457,658	$2,526,966
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and other current liabilities	$117,331	$113,801
Convertible senior notes, current portion, net	359,163	—
Operating lease liabilities, current portion	8,490	9,202
Deferred revenue, current portion, net	324,750	332,142
Total current liabilities	809,734	455,145
Long-term debt, net	600,000	730,000
Operating lease liabilities, non-current portion	21,077	26,259
Deferred revenue, non-current portion, net	100,329	72,270
Convertible senior notes, non-current portion, net	441,186	796,267
Other long-term liabilities	6,983	8,237
Stockholders' equity:
Common stock and additional paid-in capital	384,119	354,592
Retained earnings	94,230	84,196
Total stockholders' equity	478,349	438,788
Total liabilities and stockholders' equity	$2,457,658	$2,526,966

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Fiscal Year Ended
(in thousands)	November 30, 2025	November 30, 2024	November 30, 2025	November 30, 2024
Cash flows from operating activities:
Net income	$25,745	$1,147	$73,133	$68,438
Depreciation and amortization	38,657	28,388	157,555	106,569
Stock-based compensation	17,374	11,745	64,768	46,756
Other non-cash adjustments	(7,104)	10,130	(7,729)	4,517
Changes in operating assets and liabilities	(11,874)	(31,759)	(52,540)	(14,786)
Net cash flows from operating activities	62,798	19,651	235,187	211,494
Capital expenditures	(2,862)	(2,878)	(5,702)	(5,206)
Repurchases of common stock, net of issuances	(37,120)	10,287	(86,188)	(59,016)
Dividend equivalent and dividend payments to stockholders	(132)	(7,646)	(786)	(31,460)
Payments for acquisitions, net of cash acquired	(564)	(852,702)	(21,217)	(852,702)
Payment of issuance costs, net of proceeds from the issuance of debt	(250)	730,000	(6,211)	1,161,929
Repayment of revolving line of credit and principal payment on term loan	(20,000)	—	(130,000)	(371,250)
Purchase of capped calls	—	—	—	(42,210)
Other	(6,071)	(11,348)	(8,353)	(20,460)
Net change in cash and cash equivalents	(4,201)	(114,636)	(23,270)	(8,881)
Cash and cash equivalents, beginning of period	99,008	232,713	118,077	126,958
Cash and cash equivalents, end of period	$94,807	$118,077	$94,807	$118,077

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES
(Unaudited)

	Three Months Ended		Fiscal Year Ended
(in thousands, except per share data)	November 30, 2025	November 30, 2024	November 30, 2025	November 30, 2024
Adjusted income from operations:
GAAP income from operations	$38,374	$21,500	$153,290	$124,003
Amortization of acquired intangibles	35,463	25,433	145,492	94,512
Stock-based compensation	17,374	11,745	64,768	46,756
Restructuring expenses	4,130	7,146	13,109	10,454
Acquisition-related expenses	282	13,995	5,317	17,109
Cyber vulnerability response expenses, net	649	691	2,775	5,641
Non-GAAP income from operations	$96,272	$80,510	$384,751	$298,475

Adjusted net income:
GAAP net income	$25,745	$1,147	$73,133	$68,438
Amortization of acquired intangibles	35,463	25,433	145,492	94,512
Stock-based compensation	17,374	11,745	64,768	46,756
Restructuring expenses	4,130	7,146	13,109	10,454
Acquisition-related expenses	282	13,995	5,317	17,109
Cyber vulnerability response expenses, net	649	691	2,775	5,641
Provision for income taxes	(18,167)	(180)	(52,651)	(23,890)
Non-GAAP net income	$65,476	$59,977	$251,943	$219,020

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.59	$0.03	$1.66	$1.54
Amortization of acquired intangibles	0.82	0.56	3.31	2.13
Stock-based compensation	0.40	0.25	1.47	1.04
Restructuring expenses	0.10	0.16	0.30	0.24
Acquisition-related expenses	0.01	0.31	0.12	0.39
Cyber vulnerability response expenses, net	0.01	0.02	0.06	0.13
Provision for income taxes	(0.42)	—	(1.20)	(0.54)
Non-GAAP diluted earnings per share	$1.51	$1.33	$5.72	$4.93

Non-GAAP weighted avg shares outstanding - diluted	43,314	45,208	44,019	44,427

OTHER NON-GAAP FINANCIAL MEASURES
(Unaudited)

Adjusted Free Cash Flow and Unlevered Free Cash Flow
	Three Months Ended			Fiscal Year Ended
(in thousands)	November 30, 2025	November 30, 2024	% Change	November 30, 2025	November 30, 2024	% Change
Cash flows from operations	$62,798	$19,651	220%	$235,187	$211,494	11%
Purchases of property and equipment	(2,862)	(2,878)	(1)%	(5,702)	(5,206)	10%
Free cash flow	59,936	16,773	257%	229,485	206,288	11%
Add back: restructuring payments	2,163	1,314	65%	17,321	5,601	209%
Adjusted free cash flow	$62,099	$18,087	243%	$246,806	$211,889	16%
Add back: tax-effected interest expense	13,572	8,985	51%	57,014	26,090	119%
Unlevered free cash flow	$75,671	$27,072	180%	$303,820	$237,979	28%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2026 GUIDANCE
(Unaudited)

Fiscal Year 2026 Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2026
(in millions)	Low	High
GAAP income from operations	$161.9	$171.4
GAAP operating margin	16%	17%
Restructuring expense	1.2	1.2
Stock-based compensation	71.5	71.5
Acquisition-related expenses	5.0	5.0
Amortization of acquired intangibles	137.3	137.3
Cyber vulnerability response expenses, net	5.7	5.7
Total adjustments(1)	220.7	220.7
Non-GAAP income from operations	$382.6	$392.1
Non-GAAP operating margin	39%	39%

Fiscal Year 2026 Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2026
(in millions, except per share data)	Low	High
GAAP net income	$75.8	$84.1
Adjustments (from previous table)	220.7	220.7
Income tax adjustment(2)	(43.3)	(43.1)
Non-GAAP net income	$253.2	$261.7

GAAP diluted earnings per share	$1.74	$1.91
Non-GAAP diluted earnings per share	$5.82	$5.96

Diluted weighted average shares outstanding	43.5	43.9

[1] Total adjustments include preliminary estimates relating to the valuation of intangible assets acquired from Nuclia and restructuring expenses. The final amounts will not be available until the Company's internal procedures and reviews are completed.

[2] Tax adjustment is based on a non-GAAP effective tax rate of approximately 20%, calculated as follows:
	Fiscal Year Ending November 30, 2026
	Low	High
Non-GAAP income from operations	$382.6	$392.1
Other (expense) income	(66.0)	(65.0)
Non-GAAP income from continuing operations before income taxes	316.6	327.1
Non-GAAP net income	253.2	261.7
Tax provision	$63.4	$65.4
Non-GAAP tax rate	20.0%	20.0%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2026 GUIDANCE
(Unaudited)

Fiscal Year 2026 Adjusted Free Cash Flow and Unlevered Free Cash Flow Guidance
	Fiscal Year Ending November 30, 2026
(in millions)	Low	High
Cash flows from operations (GAAP)	$263	$277
Purchases of property and equipment	(8)	(8)
Add back: restructuring payments	5	5
Adjusted free cash flow (non-GAAP)	260	274
Add back: tax-effected interest expense	53	52
Unlevered free cash flow (non-GAAP)	$313	$326

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q1 2026 GUIDANCE
(Unaudited)

Q1 2026 Non-GAAP Earnings per Share Guidance
	Three Months Ending February 28, 2026
	Low	High
GAAP diluted earnings per share	0.47	0.53
Acquisition-related expense	0.03	0.03
Stock-based compensation	0.49	0.49
Amortization of acquired intangibles	0.80	0.80
Restructuring expense	0.01	0.01
Cyber vulnerability response expenses, net	0.03	0.03
Total adjustments(3)	1.36	1.36
Income tax adjustment	(0.27)	(0.27)
Non-GAAP diluted earnings per share	$1.56	$1.62

[3]Total adjustments include preliminary estimates relating to the valuation of intangible assets acquired from Nuclia and restructuring expenses. The final amounts will not be available until the Company's internal procedures and reviews are completed.

Important Information Regarding Non-GAAP Financial Measures, Liquidity Measures, and Select Performance Metrics

Progress furnishes certain non-GAAP supplemental information to our financial results. We use such non-GAAP financial measures to evaluate our period-over-period operating performance because our management team believes that excluding the effects of certain GAAP-related items helps to illustrate underlying trends in our business and provides us with a more comparable measure of our continuing business, as well as greater understanding of the results from the primary operations of our business. Management also uses such non-GAAP financial measures to establish budgets and operational goals, evaluate performance, and allocate resources. In addition, the compensation of our executives and non-executive employees is based in part on the performance of our business as evaluated by such non-GAAP financial measures. We believe these non-GAAP financial measures enhance investors' overall understanding of our current financial performance and our prospects for the future by: (i) providing more transparency for certain financial measures, (ii) presenting disclosure that helps investors understand how we plan and measure the performance of our business, (iii) affording a view of our operating results that may be more easily compared to our peer companies, and (iv) enabling investors to consider our operating results on both a GAAP and non-GAAP basis (including following the integration period of our prior acquisitions). However, this non-GAAP information is not in accordance with, or an alternative to, generally accepted accounting principles in the United States ("GAAP") and should be considered in conjunction with our GAAP results as the items excluded from the non-GAAP information may have a material impact on Progress' financial results. A reconciliation of non-GAAP adjustments to Progress' GAAP financial results is included in the tables above.

In the noted fiscal periods, we adjusted for the following items from our GAAP financial results to arrive at our non-GAAP financial measures:

•Amortization of acquired intangibles - We exclude amortization of acquired intangibles because those expenses are unrelated to our core operating performance and the intangible assets acquired vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses acquired. Adjustments include preliminary estimates relating to the valuation of intangible assets from Nuclia. The final amounts will not be available until the Company's internal procedures and reviews are completed.
•Stock-based compensation - We exclude stock-based compensation to be consistent with the way management and, in our view, the overall financial community evaluates our performance and the methods used by analysts to calculate consensus estimates. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size, and nature of awards granted. As such, we do not include these charges in operating plans.
•Restructuring expenses - In all periods presented, we exclude restructuring expenses incurred because those expenses distort trends and are not part of our core operating results.
•Acquisition-related expenses - We exclude acquisition-related expenses in order to provide a more meaningful comparison of the financial results to our historical operations and forward-looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity, and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity, and/or volume of future acquisitions.
•Cyber vulnerability response expenses, net - We exclude certain expenses resulting from the MOVEit Vulnerability, as more thoroughly described in our filings with the Securities and Exchange Commission since June 5, 2023. Such expenses primarily consist of legal and other professional services related thereto. Expenses related to such cyber matters are provided net of expected insurance recoveries, although the timing of recognizing insurance recoveries may differ from the timing of recognizing the associated expenses. Costs associated with the enhancement of our cybersecurity program are not included within this adjustment. We expect to continue to incur legal and other professional services expenses in future periods associated with the MOVEit Vulnerability. Expenses related to such cyber matters are expected to result in operating expenses that would not have otherwise been incurred in the normal course of business operations. We believe that excluding these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Provision for income taxes - We adjust our income tax provision by excluding the tax impact of the non-GAAP adjustments discussed above.
•Constant currency - Revenue from our international operations has historically represented a substantial portion of our total revenue. As a result, our revenue results have been impacted, and we expect will continue to be impacted, by fluctuations in foreign currency exchange rates. As exchange rates are an important factor in understanding period-to-period comparisons, we present revenue growth rates on a constant currency basis, which helps improve the understanding of our revenue results and our performance in comparison to prior periods. The constant currency information presented is calculated by translating current period results using prior period weighted average foreign currency exchange rates.

In the noted fiscal periods, we also present the following liquidity measures:

•Adjusted free cash flow ("AFCF") and unlevered free cash flow ("Unlevered FCF") - AFCF is equal to cash flows from operating activities less purchases of property and equipment, plus restructuring payments. Unlevered FCF is AFCF plus tax-effected interest expense on outstanding debt.

In the noted fiscal periods, we also present the following select performance metrics:

•Annualized Recurring Revenue ("ARR") - We disclose ARR as a performance metric to help investors better understand and assess the performance of our business because our mix of revenue generated from recurring sources currently represents the substantial majority of our revenues and is expected to continue in the future. We define ARR as the annualized revenue of all active and contractually binding term-based contracts from all customers at a point in time. ARR includes revenue from maintenance, software upgrade rights, public cloud, and on-premises subscription-based transactions and managed services. ARR mitigates fluctuations in revenue due to seasonality, contract term and the sales mix of subscriptions for term-based licenses and SaaS. We use ARR to understand customer trends and the overall health of our business, helping us to formulate strategic business decisions.

We calculate the annualized value of annual and multi-year contracts, and contracts with terms less than one year, by dividing the total contract value of each contract by the number of months in the term and then multiplying by 12. Annualizing contracts with terms less than one-year results in amounts being included in our ARR that are in excess of the total contract value for those contracts at the end of the reporting period. We generally do not sell non-SaaS-based contracts with a term of less than one year unless a customer is purchasing additional licenses under an existing annual or multi-year contract. The expectation is that at the time of renewal, such contracts with a term less than one year will renew with the same term as the existing contracts being renewed, such that both contracts are co-termed. Historically, such contracts with a term of less than one year renew at rates equal to or better than annual or multi-year contracts.

For SaaS-based contracts, there is a meaningful percentage of monthly auto-renewing contracts for which annualizing the contracts results in amounts being included in our ARR that are in excess of the total contract value for those contracts at the end of the reporting period.

Revenue from term-based license and on-premises subscription arrangements include a portion of the arrangement consideration that is allocated to the software license that is recognized up-front at the point in time control is transferred under ASC 606 revenue recognition principles. ARR for these arrangements is calculated as described above. The expectation is that the total contract value, inclusive of revenue recognized as software license, will be renewed at the end of the contract term.

The calculation is done at constant currency using the current year budgeted exchange rates for all periods presented.

ARR is not defined in GAAP and is not derived from a GAAP measure. Rather, ARR generally aligns to billings (as opposed to GAAP revenue which aligns to the transfer of control of each performance obligation). ARR does not have any standardized meaning and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. ARR is not a forecast and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

•Net Retention Rate ("NRR") - We calculate net retention rate as of a period end by starting with the ARR from the cohort of all customers as of 12 months prior to such period end ("Prior Period ARR"). We then calculate the ARR from these same customers as of the current period end ("Current Period ARR"). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months but excludes ARR from new customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at the net retention rate. Net retention rate is not calculated in accordance with GAAP and is not derived from a GAAP measure.

Note Regarding Forward-Looking Statements

This press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like "believe," "may," "could," "would," "might," "should," "expect," "intend," "plan," "target," "anticipate" and "continue," the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook (including future acquisition activity) and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation: (i) economic, geopolitical, and market conditions can adversely affect our business, results of operations, and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price; (ii) our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses; (iii) we may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts; (iv) if the security measures for our software, services, other offerings or our internal information technology infrastructure are compromised or subject to a successful cyber-attack, or if our software offerings contain significant coding or configuration errors or zero-day vulnerabilities, we may experience reputational harm, legal claims and financial exposure; and the results of inquiries, investigations and legal claims regarding the MOVEit Vulnerability remain uncertain, while the ultimate resolution of these matters could result in losses that may be material to our financial results for a particular period; and (v) future acquisitions may not be successful or may involve unanticipated costs or other integration issues that could disrupt our existing operations. For further information regarding risks and uncertainties associated with Progress' business, please refer to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended November 30, 2025. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.